As filed with the Securities and Exchange Commission on October 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-1886260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Paver, Esq.

Corporate Secretary and General Counsel

Jabil Circuit, Inc.

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Chester E. Bacheller, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Phone: (813) 227-8500

Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share		(1) (2)
Warrants
Depositary Shares

(1)	An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants and depositary shares as may be issued in the event Jabil Circuit, Inc. elects to offer fractional interests in preferred stock, as may from time to time be issued at indeterminate prices, is being registered hereby. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Also includes such indeterminate principal amounts or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Circuit, Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.

PROSPECTUS

Jabil Circuit, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

We may offer and sell from time to time, in one or more offerings: debt securities, preferred stock, common stock, warrants or depositary shares. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “JBL.”

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering and in units consisting of two or more of such classes of securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Investing in our securities involves risk. See “Risk Factors” in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we as a “well-known seasoned issuer” filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of these securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “the Company,” “Jabil,” “we,” “our” or “us” refer to Jabil Circuit, Inc. together with its subsidiaries unless the context suggests otherwise.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

References in this report to “the Company,” “Jabil,” “we,” “our,” or “us” mean Jabil Circuit, Inc. together with its subsidiaries, except where the context otherwise requires. This Registration Statement on Form S-3 contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what “will,” “may,” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, potential risks pertaining to these future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions, dispositions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	business conditions and growth or declines in our customers’ industries, the electronic manufacturing services industry and the general economy;

•	variability of our operating results;

•	our dependence on a limited number of major customers;

•	any potential future termination, or substantial winding down, of significant customer relationships;

•	availability of components;

•	our dependence on certain industries;

•	the susceptibility of our production levels to the variability of customer requirements, including seasonal influences on the demand for certain end products;

•	our substantial international operations, and the resulting risks related to our operating internationally, including weak global economic conditions, instability in global credit markets, governmental restrictions on the transfer of funds to us from our operations outside the U.S. and unfavorable fluctuations in currency exchange rates;

•	the potential consolidation of our customer base, and the potential movement by some of our customers of a portion of their manufacturing from us in order to more fully utilize their excess internal manufacturing capacity;

•	our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following the consummation of acquisitions;

•	our ability to successfully negotiate definitive agreements and consummate dispositions, and to disentangle operations following the consummation of dispositions (including the recently completed disposition of our Aftermarket Services business);

•	our ability to take advantage of our past, current and possible future restructuring efforts to improve utilization and realize savings and whether any such activity will adversely affect our cost structure, our ability to service customers and our labor relations;

•	our ability to maintain our engineering, technological and manufacturing process expertise;

•	other economic, business and competitive factors affecting our customers, our industry and our business generally; and

•	other factors that we may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are made only as of their respective dates, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

JABIL CIRCUIT, INC.

We are one of the leading providers of worldwide electronic manufacturing services and solutions. We provide comprehensive electronics design, production and product management services to companies in the aerospace, automotive, computing, defense, digital home, energy, healthcare, industrial, instrumentation, lifestyles, mobility, mold, networking, packaging, peripherals, storage, telecommunications and wearable technology industries. We serve our customers primarily with dedicated business units that combine highly automated, continuous flow manufacturing with advanced electronic design and design for manufacturability. We currently depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our revenue, net of estimated return costs (“net revenue”).

We offer our customers comprehensive electronics design, production and product management services that are responsive to their manufacturing and supply chain management needs. Our business units are capable of providing our customers with varying combinations of the following services:

•	integrated design and engineering;

•	component selection, sourcing and procurement;

•	automated assembly;

•	design and implementation of product testing;

•	parallel global production;

•	enclosure services;

•	systems assembly, direct order fulfillment and configure to order; and

•	injection molding, metal, plastics, precision machining and automation.

We currently conduct our operations in facilities that are located in Austria, Belgium, Brazil, China, France, Germany, Hungary, India, Ireland, Israel, Italy, Japan, Malaysia, Mexico, The Netherlands, Poland, Russia, Scotland, Singapore, South Korea, Taiwan, Ukraine, the U.S. and Vietnam. Our global manufacturing production sites allow customers to manufacture products simultaneously in the optimal locations for their products. Our services allow customers to reduce manufacturing costs, improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. We have identified our global presence as a key to assessing our business opportunities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	repayment and refinancing of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments or applied to reduce short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended August 31,
2010	2011	2012	2013	2014
2.7x	4.3x	4.4x	3.2x	1.4x

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized and (ii) preference security dividend requirements of consolidated subsidiaries and (iii) non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized from continuing and discontinued operations, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense from continuing and discontinued operations and (z) preference security dividend requirements of consolidated subsidiaries.

Because we have no preferred stock issued (and have not had any issued during the fiscal years shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference in this prospectus. See “Incorporation by Reference” below.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities to which any prospectus supplement may relate (unless otherwise indicated in the prospectus supplement relating to a particular series). Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture, dated as of January 16, 2008, between Jabil and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and contains the full text of the matters described in this section.

Because the summary of the material provisions of the indenture and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indenture and the debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the debt securities. Whenever particular articles, sections or defined terms of the indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such statement is made is qualified in its entirety by such reference.

General

The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

•	the title or designation of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

•	the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

•	if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders;

•	the terms of any sinking fund or analogous provision;

•	whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

•	whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

•	the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

•	the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms of such debt securities.

Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the indenture, the terms of the debt securities of any series may differ, and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities or establish additional terms of such series.

Purchase of Debt Securities upon a Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Jabil has a right to redeem the debt securities of a particular series and exercises such right, Jabil will be required to make an offer to each holder of the debt securities of such series to repurchase all or any part (in the authorized denominations thereof, provided that, in the case of a partial tender, the amount retained may not be less than the minimum authorized denomination for such series) of that holder’s debt securities of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the debt securities of such series repurchased plus any accrued and unpaid interest on such debt securities repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Jabil, prior to any change of control, but after the public announcement of the change of control, Jabil will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase such debt securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

Jabil will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities of any series as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the debt securities of any series, Jabil will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of such debt securities by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Jabil will, to the extent lawful:

(1) accept for payment all the debt securities or portions of the debt securities properly tendered pursuant to its offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the debt securities or portions of the debt securities properly tendered (no interest or dividends will be paid on any such deposit); and

(3) deliver or cause to be delivered to the trustee the debt securities properly accepted, together with an officers’ certificate stating the aggregate principal amount of debt securities being purchased by Jabil.

The paying agent will mail to each holder of debt securities properly tendered the purchase price for such debt securities, and Jabil shall execute, and the trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new debt security equal in principal amount to any unpurchased portion of any debt securities surrendered.

Jabil will not be required to make an offer to repurchase the debt securities of any series upon a change of control repurchase event if a third party makes such an offer with regard to such series in the manner, at the times and otherwise in compliance with the requirements for an offer made by Jabil and such third party purchases all debt securities of such series properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the debt securities of any series may in certain circumstances make more difficult or discourage a sale or takeover of Jabil and, thus, the removal of incumbent management.

Jabil has no present intention to engage in a transaction involving a change of control, although it is possible that Jabil could decide to do so in the future. Subject to the limitations discussed below, Jabil could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Jabil or credit ratings of the debt securities of any series. Restrictions on the ability of Jabil and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions, incur funded debt and consolidate, merge or sell assets are contained in the covenants as described under “ – Certain Covenants – Limitation on Liens”, “ – Certain Covenants – Limitation on Sale and Leaseback Transactions”, “ – Certain Covenants – Restrictions on Funded Debt of Restricted Subsidiaries”, “ – Certain Covenants – Limitation on Issuance of Guarantees by Subsidiaries” and “ – Merger, Consolidation or Sale of Assets” and, except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the debt securities of any series protection in the event of a decline in the credit quality of Jabil or a highly leveraged or similar transaction involving Jabil.

Jabil may not have sufficient funds to repurchase all the debt securities of any series upon a change of control repurchase event. In addition, even if it has sufficient funds, Jabil may be prohibited from repurchasing the debt securities of any series under the terms of other agreements relating to Jabil’s indebtedness at the time (although Jabil currently does not have any agreements precluding such repurchase of the debt securities of any series).

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jabil and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Jabil or one of its subsidiaries; (2) the adoption of a plan relating to Jabil’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Jabil or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Jabil’s voting stock or other voting stock into which Jabil’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (4) Jabil consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Jabil, in any such event pursuant to a transaction in which any of the voting stock of Jabil or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Jabil outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of the Board of Directors of Jabil are not continuing directors. This “change of control” definition includes a disposition of all or substantially all of the property and assets of Jabil and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Jabil to make an offer to repurchase the notes as described above. In a 2009 decision, the Chancery Court of Delaware raised the possibility that the repurchase obligation upon a change of control as a result of a failure to have “continuing directors” comprising a majority of the board of directors may be unenforceable on public policy grounds.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“continuing directors” means, as of any date of determination, any member of the Board of Directors of Jabil who (1) was a member of such Board of Directors on the date of the issuance of the debt securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination or election.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Jabil.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of the control of Jabil, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by Jabil (as certified by a resolution of the Board of Directors of Jabil) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the debt securities has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“rating date” means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Jabil to effect a change of control.

“ratings event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Jabil to effect a change of control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for a possible downgrade by any of the rating agencies): (a) in the event the debt securities are rated by both rating agencies on the rating date as investment grade, the rating of the debt securities shall be reduced so that the debt securities are rated below investment grade by both rating agencies, or (b) in the event the debt securities (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of the debt securities by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the debt securities are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the debt securities by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the U.S. or to any U.S. person (as defined below) other than in offices located outside the U.S. of certain U.S. financial institutions. As used herein, “U.S. person” means any citizen or resident of the U.S., any corporation, partnership or other entity created or organized in or under the laws of the U.S., any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, and “U.S.” means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under U.S. tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the U.S. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S.; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the U.S. maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Book-Entry Securities

Unless otherwise specified in the applicable prospectus supplement, Jabil will issue to investors securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or its nominee, as the registered holder of those securities.

DTC has advised that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC has also advised that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to DTC or its nominee. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the securities or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit those payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Jabil that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered;

•	Jabil executes and delivers to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default with respect to the applicable series has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, the trustee will recognize the beneficial owners of those definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by Jabil; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

Neither Jabil nor the trustee, nor any agent of Jabil’s or the trustee, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

Certain Covenants

Except as set forth below or in a prospectus supplement, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries, or

•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the debt securities except to the limited extent provided under “– Purchase of Debt Securities upon a Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the debt securities, except to the limited extent provided below and under “ – Purchase of Debt Securities upon a Change of Control Repurchase Event.”

The indenture contains the following principal covenants, unless otherwise specified in the applicable prospectus supplement:

Limitation on Liens

Jabil will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guaranties) of Jabil, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facility (as defined below), without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the debt securities of the applicable series (together with, if Jabil so determines, any other indebtedness of Jabil or such restricted subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facility, such obligation will arise concurrently with the grant of any lien thereunder, whether or not any indebtedness shall be outstanding under the Credit Facility at such time.

Except in the case of any lien granted under the Credit Facility, the foregoing restriction will not, however, apply to the following:

(i)	liens on property or assets of Jabil or any restricted subsidiary existing on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(ii)	liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iii)	liens on property or assets of Jabil or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iv)

liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	liens which secure indebtedness owing by a restricted subsidiary to Jabil or to a restricted subsidiary;

(vi)	liens on the property of Jabil or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)	statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

(viii)	liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)	zoning restrictions, easements, rights of way or minor defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Jabil or any restricted subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)	liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed solely to protect Jabil or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)	liens incurred (a) in connection with workers’ compensation, unemployment insurance or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)	liens on receivables, leases or other financial assets incurred in connection with a permitted receivables transaction;

(xiv)	judgment liens against Jabil or any restricted subsidiary not giving rise to an event of default;

(xv)	liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” and (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Jabil or a restricted subsidiary;

(xvi)	liens arising in connection with the administration and operation of deposit accounts of Jabil or any Jabil subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein;

(xvii)	liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)	liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money; and

(xix)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby.

Except in the case of any lien granted under the Credit Facility (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the debt securities apply), the restriction on liens on property or assets of Jabil or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Jabil or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Jabil and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xix) above) plus attributable debt (as defined below) of Jabil and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “– Limitation on Sale and Leaseback Transactions” below, that would otherwise be subject to the restrictions described below under “– Limitation on Sale and Leaseback Transactions” does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Jabil, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xix) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

For the purposes of the “Limitation on Liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

Jabil will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities with any bank, insurance company or other lender or investor (other than Jabil or another restricted subsidiary) providing for the leasing by Jabil or any such restricted subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a restricted subsidiary and which have been or are to be sold or transferred by Jabil or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)	Jabil and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on Liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of debt securities; or

(ii)	Jabil, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of notes or other funded debt, as defined below, of Jabil (other than funded debt subordinated to the applicable series of debt securities) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the applicable series of debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Jabil or a restricted subsidiary, other than the applicable series of debt securities, voluntarily retired by Jabil or a restricted subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.

Restrictions on Funded Debt of Restricted Subsidiaries

Jabil will not permit any restricted subsidiary to create, incur, issue, assume or guarantee any funded debt. This restriction will not apply if:

(i)	Jabil or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through (xix) of the “Limitation on Liens” covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the “Limitation on Sale and Leaseback Transactions” covenant described above in an amount equal to such funded debt, without equally and ratably securing the applicable series of debt securities;

(ii)	such funded debt is owed to Jabil or any restricted subsidiary;

(iii)	such funded debt existed on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities at the time the person that issued such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter

(a)	other than in connection with the borrowing of money arranged thereafter and

(b)	pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(iv)	such funded debt is guaranteed by Jabil;

(v)	such funded debt is guaranteed by a governmental agency;

(vi)	such funded debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Jabil;

(vii)	such funded debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a restricted subsidiary, provided such funded debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(viii)	such funded debt is nonrecourse; or

(ix)	such funded debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding funded debt permitted by the foregoing.

Notwithstanding the foregoing, any restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other funded debt of Jabil’s restricted subsidiaries which would otherwise be subject to the foregoing restrictions (not including funded debt permitted to be incurred pursuant to clauses (i) through (ix) above), does not at the time such funded debt is incurred exceed an amount equal to 15% of consolidated net tangible assets.

For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Limitation on Issuance of Guarantees by Subsidiaries

Jabil will not permit any of its subsidiaries, directly or indirectly, to guarantee any indebtedness of Jabil (“guaranteed indebtedness”), unless (i) such subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee (a “subsidiary guarantee”) of payment of the applicable series of debt securities by such subsidiary and (ii) such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other subsidiary of Jabil as a result of any payment by such subsidiary under its subsidiary guarantee; provided that this paragraph shall not be applicable to any guarantee of any subsidiary of Jabil that existed at the time such person became a subsidiary of Jabil and was not incurred in connection with, or in contemplation of, such person becoming a subsidiary of Jabil. If the guaranteed indebtedness is (a) pari passu with the debt securities, then the guarantee of such guaranteed indebtedness will be pari passu with, or subordinated to, the subsidiary guarantee or (b) subordinated to the debt securities, then the guarantee of such guaranteed indebtedness will be subordinated to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the debt securities. Notwithstanding the foregoing, any subsidiary guarantee by a subsidiary of Jabil may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Jabil subsidiary’s capital stock in, or all or substantially all the assets of, such subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Merger, Consolidation or Sale of Assets

The indenture provides that Jabil may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Jabil, unless (a) (1) in the case of a consolidation, merger, combination or amalgamation, Jabil is the entity surviving such event, and (2) in the case that Jabil consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Jabil or a subsidiary of Jabil at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other conditions are met.

The continuing person must be a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia (a “U.S. corporation”) or, if the continuing person is not a U.S. corporation, it must agree by supplemental indenture:

•	to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the indenture and each series of debt securities issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

•	that all payments on each series of debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a debt security of such series receives the same amount that such holder would have received if the person were a U.S. corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger or sale, the continuing person will have the right to redeem all, but not less than all, of the debt securities of such series at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the indenture);

•

to indemnify immediately the holder of each debt security of each series against (a) any tax, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction if the person was a U.S. corporation; and (b) any other tax costs or other tax expenses of the transaction that would not have been incurred if the person was a U.S. corporation.

If we or the continuing person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder of a particular series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder of the debt securities of such series will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by such holder as a result of the transaction. In addition, the continuing person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a debt security fails, upon request of the continuing person, to provide information concerning the nationality, residence or identity of such holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of Judgments

A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. In such event, any judgment obtained in the U.S. against the successor person, including judgments with respect to payments on the debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an “event of default” under the indenture with respect to debt securities of any series:

(i)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of principal or any premium with respect to any debt security of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in making any sinking fund payment or analogous payment when due with respect to any debt security of such series;

(iv)	default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series, and the continuance of such default or breach for a period of 60 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(v)	there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(vi)	Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

(vii)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its restricted subsidiaries; or

(viii)	any other event of default established in or pursuant to the indenture for the debt securities of such series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of the occurrence of a default with respect to the debt securities (except a default in payment of principal, premium, if any, or interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the debt securities for at least 30 days if the default is of the character specified in (iv) above.

The indenture provides that if an event of default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the debt securities of such series will become immediately due and payable. The indenture provides that if any other event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. The indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of the debt securities) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

The indenture contains the following defined terms:

“additional amounts” means any additional amounts which are required by the indenture, under circumstances specified therein, to be paid by Jabil in respect of certain taxes, assessments or other governmental changes imposed on debt security holders and which are owing to such debt security holders. As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such debt securities in such context.

“attributable debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

“consolidated net tangible assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

“consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

“Credit Facility” means, collectively, the Amended and Restated Five Year Credit Agreement dated as of December 7, 2010, among Jabil, the lenders named therein, and Citibank, N.A., as administrative agent, any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, and any other credit facility or facilities entered into by Jabil after such loan agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any restricted subsidiary of Jabil against fluctuations in currency values.

“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles as in effect in the U.S. from time to time, applied on a basis consistent (except for changes concurred with by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its consolidated subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“indebtedness” means (a) any liability of Jabil or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of the covenant restricting funded debt of restricted subsidiaries.

“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“permitted receivables transaction” means any transaction or series of transactions entered into by Jabil or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting stock of which is legally and beneficially owned by Jabil and its wholly-owned restricted subsidiaries at such time.

“subsidiary of Jabil” means any corporation, association or other business entity of which at the time of determination Jabil or one or more Jabil subsidiaries owns or controls more than 50% of the shares of voting stock.

“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its restricted subsidiaries and one or more surety providers, for the benefit of Jabil’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“voting stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“wholly-owned restricted subsidiary” means, at any time, any restricted subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other wholly-owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

Upon the direction of Jabil, the indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series and, if applicable, any coupons appertaining thereto have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid all other sums payable under the indenture with respect to the debt securities of such series and (iii) certain other conditions are met. If the debt securities of any such series provide for the payment of Additional Amounts, Jabil will remain obligated, following such deposit, to pay additional amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

The indenture provides that, unless the relevant defeasance or covenant defeasance provisions of the indenture are made inapplicable to the debt securities of or within any series, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and , if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time (during the period ending on the 123rd day after such date) and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“foreign currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the U.S. or by any recognized confederation or association of such governments.

“government obligations” means debt securities which are (i) direct obligations of the U.S. or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on such debt securities or any additional amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S. or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

If after Jabil has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a conversion event (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event.

“Conversion event” means the cessation of use of (i) a foreign currency both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in such foreign currency in which such debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

•	affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof; or

•	reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of the debt securities or any debt securities of any other series issued thereunder, to modify or amend the indenture in order, among other things:

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the events of default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

•	to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•	to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the indenture to the extent described in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

The indenture contains provisions for convening meetings of the holders of the debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution, however, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series or the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture,

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

•	the principal amount of any indexed security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such indexed security determined on the date of its original issuance and

•	any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 510,000,000 shares. Those shares consist of: (1) 500,000,000 shares designated as common stock, $0.001 par value per share and (2) 10,000,000 shares designated as preferred stock, $0.001 par value per share. The only equity securities currently outstanding are shares of common stock. As of October 7, 2014, there were approximately 193,393,850 shares of common stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “JBL.” Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

As of October 7, 2014, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the terms of each issuance of the preferred stock, which may include the terms set forth below, as specified in the applicable prospectus supplement:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Jabil’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights, if any; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

DESCRIPTION OF WARRANTS

As of October 7, 2014, Jabil has no warrants outstanding (other than options issued under its employee stock option plans). Jabil may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Jabil, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Jabil, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever Jabil redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and Jabil will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Jabil and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Jabil or the depositary only (1) if all outstanding depositary shares have been redeemed, (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Jabil and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

Jabil will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Jabil will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from Jabil which are delivered to the depositary and which Jabil is required to furnish to the holders of the shares of preferred stock.

Neither the depositary nor Jabil will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Jabil and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Jabil nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. Jabil and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to Jabil notice of its election to do so, and Jabil may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

PLAN OF DISTRIBUTION

We may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

Holland & Knight LLP, Tampa, Florida will pass upon the validity of any securities offered under this prospectus and any prospectus supplement for Jabil. Certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Jabil Circuit, Inc. and subsidiaries appearing in Jabil Circuit Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2014 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://www.jabil.com; however, except for the documents incorporated by reference as noted in “Incorporation by Reference”, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended August 31, 2014.

•	All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at http://www.jabil.com, by calling (727) 577-9749, or by making a written request to our Investor Relations Department at:

Jabil Circuit, Inc.

Attention: Beth A. Walters, Senior Vice President, Communications and Investor Relations

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

All expenses in connection with the issuance and distribution of the securities being registered will be paid by Jabil. The following is an itemized statement of these expenses:

SEC Registration Fee	$(1) (2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Indenture Trustees’ Fees and Expenses	$(2)
Printing, Engraving and Mailing Expenses	$(2)
Rating Agency Fees	$(2)
Transfer Agent Fees	(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this Registration Statement.
(2)	The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

As authorized by Section 145 of the General Corporation Law of the State of Delaware (“DGCL”), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

Article Tenth of the Registrant’s Certificate of Incorporation provides for mandatory indemnification of the Registrant’s directors, officers and employees and Article VI of the Registrant’s Amended and Restated Bylaws provide for permissible indemnification of other agents to the maximum extent permitted by the DGCL. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.		Description

1.1*	-	Form of Underwriting Agreement.

4.1(1)	-	Registrant’s Certificate of Incorporation, as amended.

4.2(2)	-	Registrant’s Bylaws, as amended.

4.3(3)	-	Form of Certificate for Shares of Registrant’s Common Stock.

4.4(4)	-	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

4.5*	-	Form of Debt Security.

4.6*	-	Form of Preferred Stock Certificate of Designation.

4.7*	-	Form of Warrant Agreement.

4.8*	-	Form of Warrant Certificate.

4.9*	-	Form of Deposit Agreement.

4.10*	-	Form of Depositary Receipt.

5.1	-	Opinion of Holland & Knight, LLP.

12.1	-	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	-	Consent of Ernst & Young LLP.

23.2	-	Consent of Holland & Knight LLP (included in opinion filed as Exhibit 5.1).

24.1	-	Power of Attorney (see Signature page).

25.1	-	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
1.	Incorporated by reference to exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2000 (File No. 001-14063).
2.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on October 29, 2008 (File No. 001-14063).
3.	Incorporated by reference to exhibit to the Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on March 17, 1993 (File No. 33-58974).
4.	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on January 17, 2008 (File No. 001-14063).

Item 17.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 21, 2014.

Jabil Circuit, Inc.
Registrant

By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Jabil Circuit, Inc., hereby severally constitute and appoint Forbes I.J. Alexander and Robert L. Paver, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Timothy L. Main	Chairman of the Board of Directors	October 16, 2014
Timothy L. Main

By:	/s/ Thomas A. Sansone	Vice Chairman of the Board of Directors	October 16 2014
Thomas A. Sansone

By:	/s/ Mark T. Mondello	Chief Executive Officer and Director (Principal Executive Officer)	October 16, 2014
Mark T. Mondello

By:	/s/ Forbes I.J. Alexander	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2014
Forbes I.J. Alexander

By:	/s/ Lawrence J. Murphy	Director	October 16, 2014
Lawrence J. Murphy

By:	/s/ Mel S. Lavitt	Director	October 16, 2014
Mel S. Lavitt

By:	/s/ Steven A. Raymund	Director	October 16, 2014
Steven A. Raymund

By:	/s/ Frank A. Newman	Director	October 16, 2014
Frank A. Newman

By:	/s/ David M. Stout	Director	October 16, 2014
David M. Stout

By:	/s/ Martha F. Brooks	Director	October 16, 2014
Martha F. Brooks

EXHIBIT INDEX

Exhibit No.		Description

1.1*	-	Form of Underwriting Agreement.

4.1(1)	-	Registrant’s Certificate of Incorporation, as amended.

4.2(2)	-	Registrant’s Bylaws, as amended.

4.3(3)	-	Form of Certificate for Shares of Registrant’s Common Stock.

4.4(4)	-	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

4.5*	-	Form of Debt Security.

4.6*	-	Form of Preferred Stock Certificate of Designation.

4.7*	-	Form of Warrant Agreement.

4.8*	-	Form of Warrant Certificate.

4.9*	-	Form of Deposit Agreement.

4.10*	-	Form of Depositary Receipt.

5.1	-	Opinion of Holland & Knight, LLP.

12.1	-	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	-	Consent of Ernst & Young LLP.

23.2	-	Consent of Holland & Knight LLP (included in opinion filed as Exhibit 5.1).

24.1	-	Power of Attorney (see Signature page).

25.1	-	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
(1)	Incorporated by reference to exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2000 (File No. 001-14063).
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on October 29, 2008 (File No. 001-14063).
(3)	Incorporated by reference to exhibit to the Amendment No. 1 to the Registration Statement on Form S-1 filed by the Registrant on March 17, 1993 (File No. 33-58974).
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed by the Registrant on January 17, 2008 (File No. 001-14063).